EXHIBIT 10.01

CREDIT AGREEMENT

This CREDIT AGREEMENT (as the same may be amended, restated, supplemented or otherwise modified from time to time, this "Agreement") is made as of May 16, 2007, by and between SAN HOLDINGS, INC., a Colorado corporation (the "Company"), and SUN CAPITAL PARTNERS II, LP, as administrative agent (in such capacity, “Administrative Agent” or “Agent”) and as a lender (in such capacity, the “Lender”).

WHEREAS, pursuant to the terms of this Agreement, Lender has agreed to extend loans to the Company.

In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Section 1. The Loans; Authorization and Closing.

1.A. The Transaction.

All loans and advances from the Lender to the Company under this Agreement (the "Loans") shall be made against and evidenced by the Company’s promissory note or notes payable to the order of the Lender in the aggregate principal amount of $10,000,000.00 (the “Maximum Credit”), such notes to be in the form of Exhibit A attached hereto (collectively, the "Note").

On the Closing Date, the Lender shall advance to the Company a Loan in the amount set forth in the Initial Notice of Borrowing executed and delivered by the Company to the Administrative Agent on the date of this Agreement.

Lender may, in its sole discretion, provide additional Loans to the Company from time to time up to the Maximum Credit. The Company shall not request any Loan which, when taken together with the Loans then outstanding, would exceed the Maximum Credit; provided that the Company may re-borrow pursuant to the terms set forth herein any amount that has been repaid. Each request by the Company for, and the making by the Lender of, any Loan shall constitute a reaffirmation by the Company of the terms hereof (including, without limitation, a re-making by the Company of the representations and warranties contained herein). At the time of any additional Loan made by the Lender to the Company, the Lender shall be entitled to receive, and the Company shall be obligated to deliver, representations and warranties in addition to those contained herein and all other information and documentation as Lender may reasonably request.

The Company agrees and acknowledges that the Lender shall have no obligation to make additional Loans to the Company.

The Lender agrees that notwithstanding the fact that the Note is in the principal amount of the Maximum Credit, it shall evidence only the actual unpaid principal balance of Loans made under this Agreement. All Loans made against the Note and the status of all amounts evidenced by the Note shall be recorded by the Lender on its books and records or, at its option in any instance, endorsed on a schedule to the Note and the unpaid principal balance and status so recorded or endorsed by the Lender shall be prima facie evidence in any court or other proceeding brought to enforce the Note of the principal amount remaining unpaid thereon and the status of the Loans evidenced thereby, absent manifest error; provided that the failure of the Lender to record any of the foregoing shall not limit or otherwise affect the obligation of the Company to repay the principal amount of the Note together with accrued interest thereon.  The Lender agrees that if it transfers or assigns the Note, the Lender will stamp thereon a statement of the actual principal amount evidenced thereby at the time of transfer. The Company agrees that in any action or proceeding instituted to collect or enforce collection of the Note, the amount shown as owing to the Lender on its records shall be prima facie evidence of the unpaid balance of principal and interest on the Note, absent manifest error.

The Company hereby waives diligence, presentment, protest and demand and notice of protest and demand, dishonor and nonpayment of the Loans or the Note, and expressly agrees that the Loans and the Note, or any payment hereunder or thereunder, may be extended from time to time and that the Lender may accept security for the Loans and the Note or release security for the Loans and the Note, all without in any way affecting the liability of the Company hereunder and thereunder.

1.B. Interest. Interest shall accrue on the Loans outstanding at a rate of fifteen percent (15.0%) per annum. Interest on the Loans shall be payable in kind (i) monthly in arrears on the first Business Day of each month, commencing with the month immediately following the Closing Date, (ii) upon repayment of the Loans in full and (iii) upon termination of this Agreement, whether by acceleration or otherwise. Interest paid in kind shall be added to the outstanding principal balance of the Note as of any of the foregoing payments dates and thereafter shall be treated as outstanding principal under the Note.

1.C. Reserved.

1.D. Procedure for Borrowing and Notice of Borrowing.

(i) Each request for a Loan shall be made by notice, given not later than noon (New York time) one (1) Business Date prior to the date of the proposed Loan, by the Company to the Administrative Agent. Each such notice of a requested Loan shall be by telephone, confirmed immediately in writing (by facsimile or otherwise as permitted hereunder), in substantially the form of Exhibit B attached hereto (a “Notice of Borrowing”), specifying therein the requested (a) date of such borrowing, which in all events shall be a Business Day and (b) aggregate principal amount of such Loan, and containing such representations, warranties and information as the Administrative Agent shall require, including, without limitation, the following representations by the Company:

(I) all representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such Loan as if then made;

(II) no Event of Default shall have occurred and be continuing or would result from the making of the requested Loan as of the date of such request; and

(III) after giving effect to such Loan, the aggregate amount of outstanding Loans and shall not exceed the Maximum Credit.

(ii) The proceeds of all Loans made pursuant to this Agreement are to be funded by the Administrative Agent by wire transfer to the account designated by the Company below (the “Disbursement Account”):

Bank:	Wells Fargo Bank, N.A.
Bank Address:	MAC C7300-081 Wells Fargo Center, 8th Floor 1700 Lincoln Street Denver, Colorado 80203
ABA No.:	102-000-076
Account No.:	2758004514
Acct. Name:	San Holdings, Inc.
Reference:	Sun Loan

or to such other account as the Company may from time to time specify to the Administrative Agent by prior written notice, with the consent of the Administrative Agent to such other account.

(iii)  The proceeds of any Loan shall be used by the Company solely to lend the proceeds thereof to Sanz Inc., a Colorado corporation (“Borrower”), a wholly-owned subsidiary of the Company, for the Borrower’s working capital purposes, except for (x) the proceeds of the initial Loan, a portion of which shall be used by the Company to repay in full all obligations it owes to Harris N.A. and (y) a portion of the proceeds of any Loan may be used by the Company to pay its reasonable out-of-pocket operating expenses incurred in its ordinary course of business.

   1.E. Payments of Principal and other Amounts.

The Company shall pay to the Administrative Agent, for the benefit of the Lender, the principal amount of all outstanding Loans, together with any accrued interest and unpaid interest thereon, ON DEMAND, but in no case later May 16, 2012. Any demand for payment shall be made in writing to the Company, except for (x) any demand in connection with an Event of Default under 1.F.(ii), which demand shall occur automatically without any writing or other type of notice upon the occurrence of any Event of Default set forth in Section 1.F.(ii) or (y) any demand on May 16, 2012, which demand shall occur automatically without any writing or other type of notice.

The Company may, at any time and from time to time without premium or penalty, pay all or any portion of the outstanding principal amount of, or interest on, the Loans.

In the absence of an Event of Default, payments in connection with the Loans shall be applied (i) first, to the payment of accrued interest on the Loans until all such interest is paid, (ii) second, to the repayment of the principal amount of the Loans outstanding and (iii) third, to the payment of Fees and Expenses (as defined in Section 3.B. of this Agreement).

During the existence of an Event of Default, payments in connection with the Loans shall be applied (i) first, to the payment of Fees and Expenses until such Fees and Expenses are paid in full, (ii) second, to the payment of accrued interest on the Loans until all such interest is paid, and (iii) third, to the repayment of the principal amount of the Loans outstanding.

1.F. Events of Default. For purposes of this Agreement, an “Event of Default” shall be deemed to have occurred if:

(i) the Company fails to pay when due and payable (whether at maturity or otherwise) the full amount of interest then accrued, due and payable on the Loans, or the full amount of any principal payment on the Loans, or the full amount of any Fees and Expenses, and such failure to pay is not cured within five (5) business days after the occurrence thereof;

(ii) the Company makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Company bankrupt or insolvent; or any order for relief with respect to the Company is entered under the Federal Bankruptcy Code; or the Company petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company, or of any substantial part of the assets of the Company, or commences any proceeding relating to the Company under any bankruptcy reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Company and either (A) the Company by any act indicates its approval thereof, consent thereto or acquiescence therein or (B) such petition, application or proceeding is not dismissed within 60 days;

(iii) reserved;

(iv) there is a default in any agreement with respect to indebtedness of $100,000 or more to which the Company is a party and such default (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by the other party thereto, irrespective of whether exercised, to accelerate the maturity of such person’s obligations thereunder, to terminate such agreement, or to refuse to renew such agreement pursuant to an automatic renewal right therein, provided that, if the Senior Lender waives any “event of default” under the Senior Loan Agreement, such waiver shall be effective for purposes of this clause (iv);

(iv) the Company is sold to a third party or group of third parties pursuant to which such party or parties acquire (i) capital stock of the Company possessing the voting power to elect a majority of the board of directors of the Company (whether by merger, consolidation, sale, or transfer of the Company's capital stock) or (ii) all or substantially all the Company's assets determined on a consolidated basis;

(v)  any of the following shall have occurred: (a) a material adverse change in the business prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Company, (b) a material impairment of the Company’s ability to perform its obligations under this Agreement or the Note, or of the Lender's ability to enforce the Company's obligations under this Agreement or the Note;

(vi) any representation or warranty made by the Company in any Loan Document is untrue or incorrect in any material respect as of the date when made or deemed made; or

(vii) the Company shall fail to perform, keep or observe any covenant, agreement, provision, term or condition contained in any Loan Documents and such failure shall continue after the expiration of any applicable grace period therefor.

Any of the foregoing shall constitute an Event of Default regardless of the reason or cause for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

1.G. Consequences of Events of Default.

If any Event of Default has occurred and is continuing, the interest rate on the Loans and any other amounts owing under any of the Loan Documents shall increase immediately by an increment of two percent (2.0%) per annum. Any increase of the interest rate resulting from the operation of this subparagraph shall terminate as of the close of business on the date on which no Events of Default exist (subject to subsequent increases pursuant to this subparagraph).

If an Event of Default under Section 1.F.(ii) has occurred and is continuing, the aggregate principal amount of the Loans (together with all accrued interest and unpaid interest thereon and all other amounts due and payable with respect thereto, including, without limitation, the Fees and Expenses) shall become immediately due and payable without any action on the part of the Administrative Agent or the Lender, and the Company shall immediately pay to the Administrative Agent all amounts due and payable with respect to the Loans, all accrued interest and unpaid interest thereon and all other amounts due and payable with respect thereto, including, without limitation, the Fees and Expenses.

If any Event of Default other than one arising under 1.F.(ii) has occurred and is continuing, the aggregate principal amount of the Loans (together with all accrued interest and unpaid interest thereon and all other amounts due and payable with respect thereto, including, without limitation, the Fees and Expenses) shall become immediately due and payable at the option of the Administrative Agent or the Lender, and if such option is elected, the Company shall immediately pay to the Administrative Agent all amounts due and payable with respect to the Loans, all accrued interest and unpaid interest thereon and all other amounts due and payable with respect thereto, including, without limitation, the Fees and Expenses.

The Administrative Agent and the Lender shall also have any other rights which any such person may have been afforded under any contract or agreement at any time and any other rights which any such person may have pursuant to applicable law.

1.H. Conditions to Lender's Obligations. The obligations of the Lender under this Agreement are, at the option of the Lender, subject to satisfaction of the following conditions precedent on or before the Closing Date:

(i) the Company shall duly authorize, execute and deliver to the Administrative Agent this Agreement, the Note and such other documents, agreements, certificates and/or assignments as the Administrative Agent may request;

(ii)  the Company shall deliver to the Administrative Agent such other documents relating to the transactions contemplated by this Agreement as the Administrative Agent or its counsel may request; and,

(iii) the representations and warranties of the Company contained herein shall be true in correct in all material respects on the Closing Date.

1.I. The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Kirkland & Ellis, 200 East Randolph Drive, Chicago, Illinois at 1:00 p.m. (Chicago time) on the date hereof, or at such other place or on such other date as may be mutually agreeable to the Company and the Administrative Agent.

Section 2. Representations and Warranties of the Company. As a material inducement to the Administrative Agent and the Lender to enter into this Agreement and to make the Loans hereunder, the Company hereby represents and warrants that:

2.A. Organization and Corporate Power. The Company is a corporation company duly organized, validly existing and in good standing under the laws of the State of Colorado and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify. The Company has all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement.

2.B. Authorization; No Breach. The execution, delivery and performance of this Agreement and all other agreements and instruments (including, without limitation, the Note) contemplated hereby to which the Company is a party (the "Loan Documents") have been duly authorized by the Company. Each of the Loan Documents constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. The execution and delivery by the Company of the Loan Documents, the issuance of the Note hereunder, and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest charge or encumbrance upon the Company’s securities or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, the Loan Documents, or any material law, statute, rule or regulation to which the Company is subject, or any material agreement, instrument, order, judgment or decree to which the Company is subject, except for those that have already been obtained as of the date hereof.

2.C. Litigation. There is no pending or, to the Company's knowledge, threatened action or proceeding affecting the Company before any court, governmental agency or arbitrator, which may materially adversely affect the Company’s financial condition or operations or which purports to affect the legality, validity, or enforceability of this Agreement, the Note or any of the other Loan Documents.

2.D. Reserved.

2.E. No Encumbrances. The Company has good and indefeasible title to its assets, free and clear of all liens, security interests or other types of encumbrances or security arrangements.

2.F. Insurance. The Company maintains the insurance required under the Senior Loan Agreement as in effect on the Closing Date.

Section 3. Miscellaneous.

3.A. Remedies. The Administrative Agent and the Lender shall have all rights and remedies set forth in this Agreement and all rights and remedies which such person has been granted at any time under any other agreement or contract and all of the rights which it has under any law. The Administrative Agent and the Lender shall be entitled to enforce any rights under any provision of this Agreement specifically (without posting a bond or other security) to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

3.B.Fees and Expenses. The Company agrees to pay to the Administrative Agent on demand each of the following (collectively, the “Fees and Expenses”): all out-of-pocket costs and expenses (including, without limitation, attorneys fees and expenses) of the Administrative Agent and the Lender in connection with the preparation, execution, delivery and administration of this Agreement, the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including any proposed or actual amendment, supplement or waiver to any Loan Document), and all out-of-pocket costs and expenses (including, without limitation, attorneys fees and expenses) incurred by the Administrative Agent and the Lender after an Event of Default in connection with the collection of the Loans and/or the enforcement of this Agreement, the other Loan Documents or any such other documents. In addition, the Company agrees to pay, and to save the Administrative Agent and the Lender harmless from all liability for, any fees of the Company's auditors in connection with any exercise by the Administrative Agent and the Lender of their rights under this Agreement and any of the other Loan Documents. The obligations of the Company provided for in this Section shall survive repayment of the Loans and the termination of this Agreement.

3.C.Place of Payments with Respect to the Note. All payments to be made to the Administrative Agent, for the benefit of the Lender, with respect to the Note shall be delivered to the Administrative Agent via wire transfer to the following account of the Administrative Agent at:

Bank:	Wachovia Bank
Bank Address:	Boca Raton, Florida
ABA No.:	063-000-021
Account No.:	2000029360240
Reference:	Sun Capital Partners II, LP loan to SAN Holdings, Inc.

or to such other person or account as the Administrative Agent may from time to time specify to the Company by prior written notice. All such payments shall be made in the lawful money of the United States of America in immediately available funds.

3.D.Amendments. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company, the Adminstrative Agent and the Lender.

3.E. Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by the Administrative Agent, the Lender or on such person’s behalf.

3.F. Successors and Assigns. This Agreement and any other document referred to herein shall be binding upon and inure to the benefit of and be enforceable by the Administrative Agent, the Lender, the Company and their respective successors and assigns, except that the Company may not assign its rights under this Agreement and any other Loan Document without the prior written consent of the Administrative Agent. The Lender or the Administrative Agent may, without the Company’s consent, assign its rights and delegate its obligations under this Agreement and any other Loan Document and further may assign, or sell participations in, all or any part of the Loans or any other interest herein to another financial institution or other person, in which event, the assignee or participant shall have, to the extent of such assignment or participation, the same rights and benefits as it would have if it were Lender, except as otherwise provided by the terms of such assignment or participation.

3.G. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

3.H. Counterparts; Facsimile Signature. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement. This Agreement may be executed by facsimile signature.

3.I. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

3.J. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

3.K. Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (a) when received if given in person, (b) on the date of transmission if sent by telex, telecopy or other wire transmission (with answer back confirmation of such transmission), (c) upon delivery, if delivered by a nationally known commercial courier service providing next day delivery service (such as Federal Express), or (d) upon delivery, or refusal of delivery, if deposited in the U.S. mail, certified or registered mail, return receipt requested, postage prepaid:

To the Company:	SAN Holdings, Inc.
9800 Pyramid Court, Suite 130
Englewood, Colorado 80112
Attention: Chief Executive Officer and Controller
Facsimile: (303) 814-0693

With a copies to:	Sun Capital Partners, Inc.
5200 Town Center Circle, Suite 407
Boca Raton, Florida 33486
Attention: C. Deryl Couch and Brian Urbanek
Facsimile: (561) 394-0540

and

Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, Illinois 60601
Attention: Douglas C. Gessner, P.C. and James C. Anderson
Facsimile: (312) 861-2200

To Administrative
Agent or the
Lender, to:	Sun Capital Partners II, LP
c/o Sun Capital Partners, Inc.
5200 Town Center Circle, Suite 407
Boca Raton, Florida 33486
Attention: C. Deryl Couch and Brian Urbanek
Facsimile: (561) 394-0540

With a copies to:	Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, Illinois 60601
Attention: Douglas C. Gessner, P.C. and James C. Anderson
Facsimile: (312) 861-2200

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

3.L. Usury Laws. It is the intention of the Company and the Lender to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under this Agreement shall be subject to reduction to the amount not in excess of the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. If the maturity of the Loans is accelerated by reason of an Event of Default or otherwise, then earned interest may never include more than the maximum amount permitted by law, computed from the date hereof until payment, and any interest in excess of the maximum amount permitted by law shall be canceled automatically and, if theretofore paid, shall at the option of the Lender either be rebated to the Company or credited on the principal amount of the Loans, or if the Loans have been paid, then the excess shall be rebated to the Company. The aggregate of all interest (whether designated as interest, service charges, points or otherwise) contracted for, chargeable, or receivable under this Agreement shall under no circumstances exceed the maximum legal rate upon the unpaid principal balance of the Loans remaining unpaid from time to time. If such interest does exceed the maximum legal rate, it shall be deemed a mistake and such excess shall be canceled automatically and, if theretofore paid, rebated to the Company or credited on the principal amount of the Loans, or if the Loans have been repaid, then such excess shall be rebated to the Company.

3.M. Reserved.

Section 4. Definitions.

As used in this Agreement, the following terms shall have the following meanings:

“Business Day” means any day other than a Saturday, a Sunday or any other day on which commercial banks in New York, New York are required or permitted by law to close.

“Closing Date” means May 16, 2007.

“Loan Documents” means this Agreement, the Note and all other documents, agreements, certificates, notices and instruments executed and/or delivered by the Company in connection with the Loans or this Agreement.

“Senior Lender” means Wells Fargo Business Credit, Inc..

“Senior Loan Agreement” means that certain Credit and Security Agreement dated May 31, 2001, by and between the Borrower and the Senior Lender, as the same may be amended, restated, supplemented or otherwise modified from time to time.

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IN WITNESS WHEREOF, the parties hereto have executed this Credit Agreement on the date first written above.

SAN HOLDINGS, INC.

By: /s/ Robert Ogden
Name: Robert Ogden
Title: CFO

SUN CAPITAL PARTNERS II, LP, as
Administrative Agent and the Lender

By: Sun Capital Advisors II, LP, its
general partner

By: Sun Capital Partners, LLC, its
general partner

By: /s/ Michael McConnery
Name: Michael McConnery
Title: Vice President

Exhibit A

FORM OF PROMISSORY NOTE

SAN HOLDINGS, INC.

PROMISSORY NOTE

May 16, 2007	$10,000,000.00

ON DEMAND, SAN HOLDINGS, INC., a Colorado corporation (the "Company"), hereby promises to pay to the order of SUN CAPITAL PARTNERS II, LP (the "Lender"), the principal amount of $10,000,000.00, or if less, the amount outstanding under the Credit Agreement referred to below, together with interest thereon payable at the times and at the rates and in the manner set forth in the Credit Agreement.

This Promissory Note (this "Note") is issued pursuant to that certain Credit Agreement of even date herewith (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among the Company and the Lender. The Credit Agreement contains terms governing the rights of the Lender, and all provisions of the Credit Agreement are hereby incorporated herein by reference. The undersigned agrees to pay to the holder hereof all court costs and other reasonable expenses, legal or otherwise, incurred or paid by such holder in connection with the collection of this Note. It is agreed that this Note and the rights and remedies of the holder hereof shall be construed in accordance with and governed by the laws of the State of Delaware.

Upon the payment in full of all principal and accrued interest and unpaid interest owed on this Note and the termination of the Credit Agreement, this Note shall be surrendered to the Company for cancellation and shall not be reissued.

The Company hereby waives presentment for payment, protest, demand, notice of protest, notice of nonpayment and diligence with respect to this Note, and waives and renounces all rights to the benefits of any statute of limitations or any moratorium, appraisement, exemption, or homestead now provided or that hereafter may be provided by any federal or applicable state statute, including but not limited to exemptions provided by or allowed under the Federal Bankruptcy Code, both as to itself and as to all of its property, whether real or personal, against the enforcement and collection of the obligations evidenced by this Note and any and all extensions, renewals, and modifications hereof.

* * * * *

IN WITNESS WHEREOF, the Company has executed and delivered this Promissory Note on the date first above written.

SAN HOLDINGS, INC., a Colorado corporation

By: __________________________
Name:________________________
Title:_________________________

Exhibit B

SAN HOLDINGS, INC.

FORM OF NOTICE OF BORROWING

Reference is made to that certain Credit Agreement dated as of May 16, 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and between the undersigned (the "Company"), the lenders party thereto from time to time, and Sun Capital Partners II, LP, as the Administrative Agent and the Lender. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement. This notice is given pursuant to Section 1.D of the Credit Agreement. The Company hereby requests a Loan under the Credit Agreement as follows:

The amount of the proposed Loan is $______________.

The requested borrowing date for the proposed Loan (which is a Business Day) is _____________, 200__.

In connection with the proposed Loan, the Company hereby makes the representations set forth in Section 1.D. to the Administrative Agent and the Lender.

The Company has caused this Notice of Borrowing to be executed and delivered by its officer thereunto duly authorized on _____________, 200__.

SAN HOLDINGS, INC. By:_________________________________ Name:_______________________________ Title:________________________________